Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Enters the Radiology Software Business:  Acquires eRAD, Inc. and Assembles an Industry-Leading Radiology Software Team

LOS ANGELES, Calif., September 13, 2010 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 191 fully-owned and operated outpatient imaging centers, today reported it has executed a definitive agreement to acquire Image Medical Corporation, the parent of eRAD, Inc., for $10.75 million in a combination of cash and promissory notes.   RadNet also reported that it has assembled a new software development team, consisting of veterans of the radiology software industry, to complement eRAD’s product portfolio.  eRAD and the newly hired software development team form a Radiology Information Technology division of RadNet, under the leadership of Ranjan Jayanathan, RadNet’s Chief Information Officer.

eRAD, Inc., headquartered in Greenville, South Carolina, has been a premier provider of Picture Archiving and Communications Systems (PACS) and related workflow solutions to the radiology industry since 1999.  Over 250 hospitals, teleradiology businesses, imaging centers and specialty physician groups use eRAD’s technology to distribute, visualize, store and retrieve digital images taken from all diagnostic imaging modalities.  According to Frost & Sullivan, the current radiology PACS market in the U.S. is estimated to be $1.01 billion in 2010 with a projected annual growth rate of 5.9 % between 2010 and 2015.  eRAD has approximately 30 employees, including a Research and Development team of 11 software engineers in Budapest, Hungary.

RadNet also announced that it has assembled an industry leading team of software developers to create Radiology workflow solutions to complement eRAD’s current portfolio of products.  All members of this team have significant software development expertise in radiology, and together with eRAD, will create fully integrated solutions to manage all aspects of RadNet’s information needs.

Howard G. Berger, MD, President and Chief Executive Officer of RadNet explained, “Entering the radiology software business is a significant event for RadNet and a natural extension of our core competencies.  We have always been on the leading edge with respect to using technology to manage our own business, both within our facilities and within our affiliated radiology groups.  The systems we use are essential to our ability to accurately create, process and distribute data and run our business cost-effectively.”

Dr. Berger continued, “Up to this point, our revenue has been earned exclusively through our owned and operated facilities.  With today’s announcement, we have positioned ourselves to sell products and services to the over 6,000 freestanding imaging centers and the 10,000 imaging operations within community hospitals across the U.S. that we do not own.  Our industry depends on the reliability and functionality of software systems for proper and efficient management of data.  These information systems and productivity tools have been proven cost-savers, and are becoming ubiquitous in the radiology industry.  Entering this business creates a new revenue stream for us, positions us to integrate with the ongoing adoption of digital medical records, and greatly enhances our prospects for growth, margin improvement and profitability.”

Dr. Berger added, “We currently license PACS, Radiology Information Systems (or RIS) and related solutions from third-parties with significant ongoing costs.  We projected this cost to increase materially with our growing procedural volumes in the coming years, as we execute on our acquisition and consolidation strategy.  We have estimated that the acquisition of eRAD and the development of our own workflow solutions could save us more than $20 million over the next 10 years by eliminating the licensing, annual support and maintenance fees we would otherwise pay to others.  As such, we believe these IT initiatives have the potential to expand our operating margins by eliminating internal RadNet costs and by benefiting from a business that has the potential for high-margin revenue and relatively low capital investment requirements.”

Dr. Roy Miller, President and Chief Executive Officer of eRAD, highlighted the benefits to eRAD of the pending transaction, “We are very excited about our new partnership with RadNet.  Not only will eRAD software be at the foundation of RadNet’s technology information infrastructure, but eRAD’s tradition of technical innovation and our customer-centric business model will be maintained and nurtured by RadNet.  Our customers, suppliers and employees will experience seamless continuity in product development and support, ongoing relationships and functional roles.  Culturally and strategically, this business combination is truly an excellent fit.”

RadNet also announced today that it has appointed Ranjan Jayanathan as General Manager of RadNet’s newly-created Radiology Information Technology division.  Mr. Jayanathan, hired earlier this year as RadNet’s Chief Information Officer, is an imaging and healthcare information technology veteran with over 30 years of experience.   Mr. Jayanathan joins RadNet from Voyant Health, a leader in software solutions for orthopedic surgeons, where he was the General Manager of its American operations.  Prior to Voyant, Mr. Jayanathan was a member of the executive management team of Dynamic Imaging, one of the country’s leading providers of PACS solutions to the imaging industry.  During his nine year tenure at Dynamic Imaging, Mr. Jayanathan managed sales, client services and solutions architecture.  Mr. Jayanathan also assisted with Dynamic Imaging’s sale to General Electric in 2007 and its integration into GE’s operations.  Prior to Dynamic Imaging, Mr. Jayanathan held various Chief Information Officer and Research and Development positions at Advanced Radiology, Reynolds and Reynolds and National Medical Computer Services.  Mr. Jayanathan earned a degree in electrical engineering from the Massachusetts Institute of Technology.

Mr. Jayanathan explained, “I am excited about my association with RadNet and about our entry into the radiology information technology business.  eRAD’s solutions are among the best on the market today.  With core technology from eRAD along with our newly-assembled software development team, we intend to build and expand our software solutions so that across all aspects of the clinical chain, imaging participants can enjoy unmatched information availability and commonsense usability.  Patients, referring clinicians, operations staff and radiologists can expect to benefit from our efforts at creating software that is invisible, yet essential.”

Mr. Jayanathan continued, “I speak for the entire RadNet management team in welcoming the employees of eRAD and our new software development team.  We are committed to eRAD’s current installed base of users, and we are eager to introduce a continuing stream of new capabilities to them and to our future customers.  Unlike other radiology software solutions companies, RadNet is unique in that it operates the largest outpatient imaging center chain in the country.  Our complex workflow environment and scalability requirements provide us with a deeper understanding and appreciation of the problems and issues faced by our industry.  This understanding will allow us to customize more effective solutions for our customers.”

The acquisition of eRAD is expected to close by the end of September, 2010 and will initially add approximately $5 million of revenue to RadNet on an annual basis.  Chicago-based Dresner Partners advised eRAD, Inc. in this transaction.

Conference Call

Dr. Howard Berger, President and Chief Executive Officer, Ranjan Jayanathan, Chief Information Officer and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call Tuesday, September 14th at 10:30 a.m. Eastern Daylight Time.  During the call, management will discuss the Company's acquisition of eRAD and its future Information Technology strategies and initiatives.

Conference Call Details:

Date: Tuesday, September 14, 2010
Time: 10:30 a.m. EDT
Dial In-Number: 1-888-812-8595
International Dial-In Number: 1-913-312-0407

It is recommended that participants dial in approximately five to ten minutes prior to the start of the 10:30 a.m. call.  A telephonic replay of the conference call may be accessed approximately two hours after the call through September 21, 2010, by dialing 1-877-870-5176 or 1-858-384-5517 for international callers and entering the replay access code 4665715.

There will also be a simultaneous live webcast of the conference call which can be accessed under "News" in the RadNet Investor Relations section of the company website at www.radnet.com or you may use the link audio feed and archived recording of the conference call available at http://viavid.net/dce.aspx?sid=00007AC8.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 191 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware, New Jersey and New York.  Together with affiliated radiologists, and inclusive of full-time and per-diem employees and technologists, RadNet has over 4,300 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the Company’s ability to successfully integrate acquired operations, achieve cost savings, develop new and useful software products and successfully marked those products, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect the Company's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

Alliance Advisors, LLC

Alan Sheinwald, President

914-669-0222

asheinwald@allianceadvisors.net